TRANSITION SERVICES AGREEMENT


                                  by and among


                            EDWARDS LIFESCIENCES LLC,

                                WORLD HEART INC.

                                       and

                             WORLD HEART CORPORATION


                            Dated as of June 30, 2000

                          TRANSITION SERVICES AGREEMENT

          TRANSITION SERVICES AGREEMENT (the "Agreement") dated as of June 30, 2000, between Edwards Lifesciences LLC, a Delaware limited liability company ("Edwards"), and formerly known as World Heart Inc., a Delaware corporation and formerly known as ("Newco"), and World Heart Corporation, an Ontario corporation ("World Heart").

                               W I T N E S S E T H

          WHEREAS,   pursuant  to  that  certain  Contribution   Agreement  (the
"Contribution Agreement") dated as of May 24, 2000, by and among Edwards, Edwards Novacor LLC, a Delaware limited liability company ("Novacor LLC"), Newco and World Heart, Edwards contributed all outstanding membership interests in Novacor LLC to Newco (the "Contribution");

          WHEREAS, in order for Newco to operate Novacor LLC effectively in a transition period following the consummation of the Contribution, World Heart and Newco desire to enter into certain arrangements with Edwards with respect to the performance of certain transition services;

          WHEREAS, Edwards is willing to enter into such transition arrangements on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                             SERVICES TO BE PROVIDED

          Section 1.1 Provision of Services. Edwards shall provide the services listed on Exhibit A hereto and such modified or additional services as may be agreed upon by Newco and Edwards from time to time and set forth in written amendments to the Agreement (collectively, the "Services") to Newco or at Newco's option to Novacor LLC in accordance with the terms and conditions set forth in this Agreement.


                                    ARTICLE 2

                              PERFORMANCE STANDARDS

          Section 2.1 Performance and Quality. Edwards shall perform the Services at the levels and in the manner that it has historically performed such Services and in conformity with commercially reasonable standards.

          Section 2.2 Force Majeure. Each party shall be relieved of its obligations hereunder if and to the extent that any of the following events or conditions directly or indirectly hinder, limit or make impracticable the performance by that party of any of its obligations hereunder: act of God, war, riot, fire, earthquake, explosion, flood, sabotage, national defense requirement, strike, lockout, job action, injunction, act or order of a governmental agency or instrumentality thereof (whether of fact or law), act of a public enemy, embargo or other concerted act of workers, telecommunications failures or electrical failures; provided that Edwards shall have used commercially reasonable efforts to mitigate the effects of such occurrence. Newco shall be liable for all costs incurred by Edwards in connection with any Service that Edwards fails to complete and provide as a result of any such event or condition.


                                    ARTICLE 3

                          COST OF SERVICES AND EXPENSES

          Section 3.1 Fees. The prices charged for the Services shall be those set forth in Exhibit A (the "Service Fees") which Edwards represents and warrants are the prices currently in effect for such Services. Newco shall pay to Edwards, by wire transfer, within 30 days of receipt of appropriate documentation evidencing the provision and cost of such Services by Edwards, reasonably acceptable in form and substance to Newco, the Service Fees stated in such documentation for Services provided under this Agreement.


                                    ARTICLE 4

                    RELATIONSHIP OF THE PARTIES; COOPERATION

          Section 4.1 Relationship of the Parties. Nothing contained in this Agreement shall be construed to create any relationship of partnership or joint venture between Edwards and World Heart or Newco, and none of the parties shall represent to any third party that any relationship other than as described in this Agreement exists or relates to the arrangements under the Transaction Agreements (as defined in the Contribution Agreement); provided, however, that the parties agree that in acting pursuant to this Agreement, Edwards is acting as the agent of Newco, but only with respect to actions undertaken by Edwards in accordance with the terms of this Agreement on behalf of Newco and only such actions shall be deemed to be the acts of Newco.

          Section 4.2 Cooperation. Each of the parties shall in good faith cooperate with and provide assistance to the other consistent with the terms and conditions hereof to enable (i) the full performance of all obligations hereunder, (ii) the review and audit of books and administrative records as they relate to the provision of Services, and (iii) Newco, or any of its affiliates or third party service provider, to assume the performance of any and all Services upon termination hereof; such cooperation and assistance to include, without limitation, providing the other party, its representatives and its agents (including, without limitation, its outside auditors) with reasonable access, during normal business hours and upon reasonable advance notice, to its employees, representatives and agents and its books, administrative records, offices and properties relating to the Services.

          Section 4.3 Edwards Administrative Records. Edwards shall keep administrative records regarding the provision of Services using commercially reasonable efforts, and for each Service shall retain such records for a period of twelve months following the cessation of Edwards' provision of that Service to Newco. Newco, its agents and representatives shall have reasonable access during normal business hours and upon reasonable advance notice to such records from the date hereof through the end of the period for retaining such records pursuant to this Section 4.3.

          Section 4.4 Form W-9. On or prior to the Closing Date (as defined in the Contribution Agreement), Edwards shall provide World Heart with an accurate and complete executed copy of Internal Revenue Service Form W-9.


                                    ARTICLE 5

                                 INDEMNIFICATION

          Section 5.1 Indemnification by World Heart and Newco. Subject to other provisions of this Article V, World Heart and Newco shall indemnify and hold harmless Edwards and its officers, directors, employees, agents and sub-agents, in each case from and against any costs or expenses (including, without limitation, reasonable attorneys' fees, and the reasonable out-of-pocket expenses of testifying and preparing for testimony and responding to document and other information requests, whether or not a party to such litigation), judgments, fines, losses, claims (whether or not meritorious) and damages (collectively, "Damages"), as incurred, to the extent they relate to, arise out of or are the result of: (i) any action taken by Edwards, its officers, directors, employees, agents or sub-agents (or the officers, directors or employees of any affiliate of Edwards) in good faith in connection with the performance of Edwards' obligations hereunder; or (ii) any act done or suffered by Edwards in connection with its performance under this Agreement in reliance upon any instruction, order or other instrument given or executed by Newco or World Heart.

          Section 5.2 Claims. (a) If an indemnified party (an "Indemnified Party") intends to seek indemnification pursuant to this Article V, such
Indemnified   Party  shall   promptly   notify  the   indemnifying   party  (the
"Indemnifying Party"), in writing, of such claim describing such claim in reasonable detail, provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby, subject, however, to the time periods specified in Section 5.4 hereof. In the event that such claim involves a claim by a third party against an Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith, provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it, and provided further, that the reasonable fees and expenses of such counsel shall be borne by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

          (b) The parties shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to
Article V, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

          Section 5.3 Duplication. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement; provided, however, that subject to there being no duplication of recovery, the Indemnified Party shall be entitled to recover to the maximum extent provided in this Agreement.

          Section 5.4 Survival of Indemnification Provisions. The obligations under this Article V shall survive until the third anniversary of the date of termination or expiration of this Agreement.


                                    ARTICLE 6

                                 CONFIDENTIALITY

          Section 6.1 Confidentiality. Each party hereto shall, and shall cause their respective affiliates to, keep confidential all information concerning the other parties' financial and business affairs known to it, and none of the parties hereto and their respective affiliates shall use any such information for its own business, except that such information may be disclosed (i) if required by court order or decree or applicable law, (ii) if it was or becomes generally available to the public, (iii) if it is received by any party hereto or any of their respective affiliates on a non-confidential basis from a third party or (iv) for use by employees, agents and representatives of any party hereto and any of their respective affiliates who need to know for purposes of this Agreement or to carry out any obligations of Edwards, Newco or World Heart with respect hereto provided that such employees, agents or representatives are, prior to receipt of such information, informed of the confidential nature of such information and agree to be bound by the non-disclosure provisions hereof.

          Section 6.2 Enforcement of Article 6. The parties hereto each acknowledge that its failure or threatened failure to comply with the provisions of this Article 6 will result in immediate, irreparable and continuing damage to the other parties, for which there will be no adequate remedy at law and that, in the event of its failure or threatened failure so to comply, Newco, World Heart or Edwards, as the case may be, and their respective successors, legal representatives and assigns shall be entitled to temporary and permanent injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of this Article 6.


                                    ARTICLE 7

                          TERM; TERMINATION OF SERVICES

          Section 7.1 Term. (a) The term of this Agreement shall commence on the date hereof and shall continue in effect until the close of business on December 31, 2001.

          (b) Notwithstanding anything to the contrary in this Agreement, the provisions of Articles 5 and 6 and Sections 8.1, 8.2, 8.7, 8.9 and 8.11 shall survive any termination of this Agreement or the provision of Services hereunder.

          Section 7.2 Termination of Services. Newco, may at any time, upon two weeks' irrevocable written notice to Edwards, terminate all the Services or any Service (or any portion thereof) on a Service-by-Service basis. The provision of all Services pursuant hereto shall in any event terminate on December 31, 2001. Upon termination of any Service, all administrative records relating to that Service as such records relate solely to Newco which have not already been transferred to the sole possession of Newco shall be so transferred, it being understood that Edwards may retain copies of such records.


                                    ARTICLE 8

                                  MISCELLANEOUS

          Section 8.1 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401, 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

          Section 8.2 Jurisdiction and Consent to Service. In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of New York; (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court and waive any defense of forum non conveniens; and (d) agree that service of any court paper in any such suit, action or proceeding may be made in the same manner in which notices may be given pursuant to Section 8.3 of this Agreement.

          Section 8.3 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 8.3 (or in accordance with the latest unrevoked written direction from such party), (ii) if by certified mail, upon mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section 8.3 (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.

            To Newco or World Heart:

                     World Heart Corporation
                     1 Laser Street
                     Nepean, Ontario
                     K2E 7V1
                     Attn:  Chief Financial Officer
                     Fax:   (613) 226-4744

            with a copy (which shall not constitute notice) to:

                     McCarthy Tetrault
                     The Chambers
                     1400-40 Elgin Street
                     Ottawa, Ontario K1P 5K6
                     Attn:  Robert D. Chapman
                     Fax:  (613) 563-9386

            To Victoria:

                     Edwards Lifesciences LLC
                     One Edwards Way
                     Irvine, CA 92614
                     Attn:  Associate General Counsel
                     Fax:   949-250-6850

            with a copy (which shall not constitute notice) to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     300 South Grand Avenue, Suite 3400
                     Los Angeles, California  90071-3144
                     Attn: Joseph J. Giunta, Esq.
                     Fax:  (213) 687-5600

          Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          Section 8.5 Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          Section 8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 8.7 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Schedules and Exhibits hereto (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

          Section 8.8 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

          Section 8.9 Amendments and Modifications; Waivers and Extensions.


          (a) No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by the parties hereto intending to be bound thereby;

          (b) Any party to this Agreement may waive any right, breach or default which such party has the right to waive; provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 8.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that (a) any party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party and (b) Edwards may subcontract to any party so long as Edwards remains liable for the performance of Services provided by any such subcontractor and provided that such Services continue to be provided for prices not greater than the Service Fees. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

          Section 8.11 Sole Remedy; No Damages. If World Heart or Newco becomes dissatisfied with the quality or level of Services provided hereunder, claims any breach of this Agreement by Edwards or otherwise becomes dissatisfied with any matter relating hereto or arising herefrom, its sole remedy shall be termination of all or a part of the Services without right to seek actual, compensatory or consequential damages. WORLD HEART AND NEWCO HEREBY ACKNOWLEDGE AND AGREE THAT THEY ARE HEREBY WAIVING CERTAIN LEGAL RIGHTS AND REMEDIES, AND THAT THIS WAIVER IS A FUNDAMENTAL ELEMENT OF THE BARGAIN BETWEEN THE PARTIES HERETO, WITHOUT WHICH EDWARDS WOULD NOT HAVE ENTERED INTO THIS AGREEMENT. WORLD HEART AND NEWCO HEREBY ACKNOWLEDGE AND AGREE FURTHER THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EDWARDS MAY, BUT SHALL IN NO EVENT BE OBLIGATED TO, ADVANCE FUNDS OR INCUR COSTS IN CONNECTION WITH ITS PERFORMANCE HEREUNDER.

               IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                EDWARDS LIFESCIENCES LLC



                                By: /s/ Michael A. Mussallem
                                    -------------------------------------------
                                    Name:  Michael A. Mussallem
                                    Title: President and Chief Executive Officer


                                WORLD HEART INC.


                                By: /s/ Roderick M. Bryden
                                    -------------------------------------------
                                    Name:  Roderick M. Bryden
                                    Title: President


                                WORLD HEART CORPORATION


                                By: /s/ Roderick M. Bryden
                                    -------------------------------------------
                                    Name:  Roderick M. Bryden
                                    Title: President and Chief Executive Officer









                [Signature Page of Transition Services Agreement]

                                    Exhibit A

                      Schedule of Services and Service Fees





                           Description of
No.                     Service or Function                        Service Fee*
---                     -------------------                        -----------


1         Regulatory                                             $26,345 / year

               (a)  Assist  with   evaluation   of  Customer
          Experience Reports received from customers and report findings to Newco

               (b) Statistical Support Services: (i) evaluation of statistical significance of clinical outcomes and events and design of clinical study protocols; and (ii) generation of reports and data extracts

               (c) Prepare and Submit  requests  for product
          approvals   and    modifications   to   regulatory
          authorities and other interface with regulatory agencies worldwide

2         Development   -  Assist   with   engineering   and      $150 /hour
          development of new or improved products or product
          improvements, such as conduits, related to current
          and second  generation  heart assist devices which
          use   commercially   available   Edwards   valves,
          including without limitation, Edwards' pericardial
          tissue  valves.  Edwards will assist in the design
          and development of means of attaching conduits and
          other  improvements to its commercially  available
          valves  but shall not be  required  to modify  its
          valves or to  customize  the  design of any of its
          valves  in  the   performance   of  this  service.
          Additionally, Edwards shall not be responsible for any testing or other evaluation of the safety or efficacy of any improvement or new product with respect to usage in a heart assist device.

3         Information Technology                                 $75,665 / year

               (a) Provide access to J.D. Edwards financial system software (Order Entry, Accounts Receivable, General Ledger, Fixed Assets, Accounts Payable) for a limited period of time but not beyond December 31, 2000, until completion of migration to World Heart finance system.

               (b)  Temporary  support  for  email  on Lotus
          Notes system during transition to own system.

               (c)  Maintain  network   connection   between
          Oakland and Irvine for email and financial system access.


4         Environmental Health & Safety Consulting - provide      $7,000 / year
          advice with respect to EHS matters.

5.        Biomaterials/Sterility  Testing services (MBC Lab)      $10,382 / year
          for implantable materials.

6.        Full-time   services  of  Pete  Jansen  and  Derek      At the fully
          Wheeldon ("European  Employees") pursuant to terms      burdened cost
          mutually  agreed upon  pursuant  to a  consulting,      of such
          secundment or other arrangement for a period of up      employees and
          to  one  (1)  year  following  the  date  of  this      services to
          Agreement.  As part of such service,  Edwards will      Edwards
          provide   payroll,   benefits,   perquisites   and
          administrative services for the European Employees at its fully burdened cost. Either party may terminate payroll and administrative services with two weeks advance notice to the other party.



          * All Services Fees listed on this schedule are exclusive of incidental expenses including, without limitation, travel expenses, to be paid by Newco.